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                     ACKNOWLEDGEMENT OF ARTHUR ANDERSEN LLP

                                  EXHIBIT 23.5

                        [ARTHUR ANDERSEN LLP LETTERHEAD]


Coho Energy, Inc.
14785 Preston Road, Suite 860
Dallas, Texas  75240


November 27, 2001

We are aware that Coho Energy, Inc. has incorporated by reference in its registration statement on Form S-3 its Form 10-Q for each of the quarters ended March 31, 2001, June 30, 2001, and September 30, 2001, which include our reports dated May 4, 2001, August 3, 2001, and November 8, 2001, respectively, covering the unaudited interim financial information contained therein. Pursuant to Regulation C of the Securities Act of 1933, those reports are not considered a part of the registration statement prepared or certified by our firm or reports prepared or certified by our firm within the meaning of Sections 7 and 11 of the Act. It should be noted that we have not performed any procedures subsequent to November 8, 2001.


Very truly yours,



/s/ ARTHUR ANDERSEN LLP

ARTHUR ANDERSEN LLP

Dallas, Texas




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